Exhibit 3.8

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AMENDED AND RESTATED BY-LAWS OF

PARFUMS SCHIAPARELLI, INC.

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ARTICLE I

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held in, such place and at such time as may be fixed from time to time by the Board of Directors.

Section 2. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting,

ARTICLE II

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President, the board of directors, or the holders of not less than all of the shares entitled to vote at the meeting.

Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than one nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President, the board of directors, or the holders of not less than of all the shares entitled to vote at the meeting.

Section 3. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than one nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, unless the vote of a greater or less number of shares of stock is required by law, or the certificate of incorporation.

Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Section 4. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consents setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall be three. Directors shall be at least eighteen years of age and need not be residents of the State of New York or shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Any or all of the directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose.

Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

Section 3. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, provided, however, that the Board of Directors shall not, and shall not authorize, empower or direct any officer of the corporation to, take any of the following actions without first obtaining the affirmative vote or the consent of Del Laboratories, Inc., a Delaware corporation and the sole stockholder of the corporation (“Del Labs”):

(a) increase the authorized share capital of the corporation;

(b) issue any shares of stock or any other equity securities of the corporation, or any rights, options, warrants or agreements for the purchase or acquisition of any equity securities of the corporation;

(c) pay or declare any dividend or distribution on any shares of stock or any other equity securities of the corporation or apply any of the corporation’s assets to the redemption, retirement, purchase or other acquisition directly or indirectly, of any shares of stock except from employees of the corporation upon termination of employment;

(d) sell, convey or otherwise dispose of or encumber all or substantially all of the corporation’s property and assets or permit the acquisition of the corporation by any person or persons, whether by means of merger, consolidation, recapitalization, stock purchase or otherwise, and whether in one transaction or a series of transactions, resulting in the exchange of at least 50% of the outstanding shares of stock of the corporation for securities issued or other consideration (cash or otherwise) paid by the acquiring person or persons;

(e) approve of the annual budget of the corporation;

(f) make any capital or operating expenditure which is materially in excess of the amount provided therefor in the most recent duly approved annual budget of the corporation;

(g) make any significant changes in the business strategy of the corporation;

(h) make any material changes to composition or compensation of the senior management of the corporation, including, without limitation, the creation of any new positions, the hiring or firing of any senior management employees and the entering into, amendment or termination of any employment contract or the waiver of any provision thereof;

(i) enter into any material contractual arrangement outside the ordinary course of business or that was not contemplated by the corporation’s annual budget;

(j) offer to the public (or to qualified institutional buyers through a Rule 144A offering) debt or equity securities of the corporation;

(k) incur or guarantee any material indebtedness for borrowed money;

(l) acquire, or make a material investment in any person, enter into a joint venture or acquire or make a material investment in any business unit; or

(m) enter into any transaction with any of its affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended), other than salary, bonus and other compensation and employee benefits paid or provided in the ordinary course of business.

The affirmative vote or consent of Del Labs as required by this Article V, Section 3 shall be evidenced by a resolution of the board of directors of Del Labs (whether by written consent or otherwise), or by such other means conforming to the organizational documents of Del Labs as the Board of Directors of Del Labs shall determine from time to time.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in the office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors by the President on 24 hours’ notice to each director, either personally or by mail or by facsimile telecommunication, special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication.

Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statues or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a President, a Vice-President, a Secretary and a Treasurer. The board of directors may also choose additional Vice-Presidents, and one or more Assistant secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 4. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

THE VICE-PRESIDENTS

Section 5. The Vice-President or, if there shall be more than one, the Vice-Presidents in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President may delegate or as the board of directors may from time to time prescribe.

THE SECRETARY

Section 6. The Secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

THE TREASURER AND ASSISTANT TREASURERS

Section 7. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation and in such depositories as may be designated by the board of directors.

ARTICLE IX

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by the chairman or Vice-chairman of the board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

Within a reasonable time after the issuance or transfer of any uncertificated shares there shall be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the New York Business Corporation Law.

Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

REGISTERED SHAREHOLDERS

Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.